EXHIBIT 10.11

MORTGAGE1

This Mortgage (as amended from time to time, this “Mortgage”) is made and executed as of [________], 2024, by [Property LLC], a [•] limited liability company (together with its permitted successors and permitted assigns, “Mortgagor”), whose address for all purposes hereunder is [________], for the benefit of MILLROSE PROPERTIES, INC., a Maryland corporation (together with its respective successors and assigns, “Mortgagee”), whose address for all purposes hereunder is c/o Kennedy Lewis Land and Residential Advisors LLC 225 Liberty Street, Suite 4210, New York, NY 10281.

DEFINITIONS

Section 1.1. Definitions. As used herein, the following terms shall have the following meanings:

“Borrower”: Collectively, MILLROSE PROPERTIES HOLDINGS, LLC, a Delaware limited liability company and each of the entities identified on Schedule I (collectively, the “Property LLCs”).

“Closing”: The meaning ascribed to such term in the Option Agreement.

“Event of Default”: If any event occurs that is explicitly identified as an “Event of Default” under any provision contained herein or in any of the other Loan Documents.

“Indebtedness”: The sum of all principal, interest and other amounts due from Borrower under, or secured by, the Loan Documents.

“Loan Documents”: (1) That certain promissory note dated as of the date hereof, executed by Borrower, in the initial principal amount of $[________], as increased by any additional amounts advanced in accordance with the terms thereof or reduced by any repayment of the principal balance made by Borrower in accordance with the terms hereof (as the same may be amended, restated, componentized, supplemented, modified, assigned in whole or in part, replaced and/or divided into multiple notes from time to time, the “Note”), (2) this Mortgage and the other mortgages executed by the Property LLCs in favor of Mortgagee, (3) that certain Pledge and Security Agreement, dated as of the date hereof, made TRSCo in favor of Mortgagee, (4) all other documents now or hereafter executed by Mortgagor or any other person or entity to evidence or secure the payment of the Indebtedness, and (5) all modifications, restatements, extensions, renewals and replacements of the foregoing.

“Obligations”: All of the agreements, covenants, conditions, warranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by Borrower under the Loan Documents.

“Option Agreement”: That certain Master Option Agreement together with any Addenda thereto, by and among U.S. HOME, LLC, a Delaware limited liability company,

[1]	NTD: This is a mortgage form, to be broken out into 26 state-specific mortgages, each of which will conform to state requirements for recording, enforceability, securing revolvers, etc.

MILLROSE PROPERTIES, INC., a Maryland corporation, MILLROSE PROPERTIES HOLDINGS, LLC, a Delaware limited liability company and the Property LLCs, dated as of [__], (together with all modifications, restatements, extensions, renewals and replacements of the foregoing to the extent any changes pursuant to such modifications, restatements, extensions, renewals, and replacements are (i) entered into in the ordinary course of the land banking business, including but not limited to amending the Takedown Schedule and Budget (as each is defined in the Option Agreement) that are not materially adverse to Mortgagee or (ii) approved in writing by Mortgagee).

“Permitted Encumbrances”: All of the (i) the liens and security interests created by this Mortgage, (ii) all liens, encumbrances and other matters disclosed in title to the Property as of the date of this Mortgage, (iii) the liens, if any, for taxes or other charges imposed by any governmental authority which are not yet due, (iv) such other title and survey exceptions as Mortgagee has approved or may approve in writing in Mortgagee’s reasonable discretion, and (v) the Option Agreement.

“Property”: All of Mortgagor’s right, title and interest in and to (whether now owned or hereafter acquired) the real property described in Exhibit A attached hereto and made a part hereof, together with any greater estate therein as hereafter may be acquired by Mortgagor.

Capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed to such terms in the Note.

ARTICLE 2

HABENDUM

Section 2.1. Grant. To secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor HAS MORTGAGED, GIVEN, GRANTED, BARGAINED, SOLD, TRANSFERRED, WARRANTED, PLEDGED, ASSIGNED and CONVEYED, and does hereby MORTGAGE, GIVE, GRANT, BARGAIN, SELL, TRANSFER, WARRANT, PLEDGE, ASSIGN and CONVEY to Mortgagee, its heirs, successors and assigns, with power of trust, the Property, TO HAVE AND TO HOLD all of the Property unto and, for the use and benefit of Mortgagee, its heirs, successors and assigns in fee simple forever, and Mortgagor does hereby bind itself, its heirs, successors and assigns to WARRANT AND FOREVER DEFEND (i) the title to the Property unto Mortgagee and its heirs, successors and assigns, subject only to Permitted Encumbrances and (ii) the validity and priority of the Liens of this Mortgage, subject only to Permitted Encumbrances, in each case against the claims of all Persons whomsoever.

ARTICLE 3

DEFAULT AND FORECLOSURE

Section 3.1. Remedies. If an Event of Default is continuing, Mortgagee may, at Mortgagee’s election, take such action permitted at law or in equity, without notice or demand

(except as explicitly provided in the Lon Documents), as it deems advisable to protect and enforce its rights against Mortgagor and to the Property, including but not limited to, any or all of the following rights, remedies and recourses each of which may be pursued concurrently or otherwise, at such time and in such order as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

(a) Acceleration. Declare the Indebtedness to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor (except as provided in the Loan Documents), whereupon the same shall become immediately due and payable.

(b) Entry on Property. Enter the Property and take exclusive possession thereof and of all books, records and accounts relating thereto. If Mortgagor remains in possession of the Property after the occurrence and during the continuance of an Event of Default and without Mortgagee’s prior written consent, Mortgagee may invoke any legal remedies to dispossess Mortgagor.

(c) Operation of Property. Whether or not a receiver has been appointed pursuant to Section 3.1(e) hereof, hold, lease, develop, manage, operate, control and otherwise use the Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems reasonably necessary or desirable), exercise all rights and powers of Mortgagor with respect to the Property, whether in the name of Mortgagor or otherwise, including the right to make, cancel, enforce or modify leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents, and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions of Section 3.7 hereof.

(d) Foreclosure and Sale. Institute proceedings for the complete foreclosure of this Mortgage, either by judicial action or by exercise of the STATUTORY POWER OF SALE or otherwise, in which case the Property may be sold for cash or credit in one or more parcels or in several interests or portions and in any order or manner in accordance with applicable law governing foreclosures. At any such sale by virtue of any judicial proceedings or any other legal right, remedy or recourse including power of sale, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Mortgagee may be a purchaser at such sale and if Mortgagee is the highest bidder, may credit the portion of the purchase price that would be distributed to Mortgagee against the Indebtedness in lieu of paying cash.

(e) Receiver. Prior to, concurrently with, or subsequent to the institution of foreclosure proceedings, make application to a court of competent jurisdiction for, and (to the extent permitted by applicable law) obtain from such court as a matter of strict right and without notice to Mortgagor or anyone claiming under Mortgagor or regard to the value of the Property or the solvency or insolvency of Mortgagor or the adequacy of any collateral for the repayment of the Indebtedness or the interest of Mortgagor therein, the appointment of a receiver or receivers of the Property, and Mortgagor irrevocably consents to such appointment. Any such receiver or receivers shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 3.7 hereof.

(f) Other. Exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity (including an action for specific performance of any covenant contained in the Loan Documents, or a judgment on the Notes either before, during or after any proceeding to enforce this Mortgage).

Section 3.2. Separate Sales. In connection with the exercise by Mortgagee of its rights and remedies hereunder, the Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion, may elect, subject to applicable law; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

Section 3.3. Remedies Cumulative, Concurrent and Nonexclusive. Mortgagee shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity, which rights (a) shall be cumulative and concurrent and shall be in addition to every other remedy so provided or permitted, (b) may be pursued separately, successively or concurrently against Mortgagor, or against the Property, or against any one or more of them, at the sole discretion of Mortgagee, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Mortgagee in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

Section 3.4. Release of and Resort to Collateral. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Property, any part of the Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interests created in or evidenced by the Loan Documents or their stature as a first and prior lien and security interest in and to the Property. For payment of the Indebtedness, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

Section 3.5. Waiver of Redemption, Notice and Marshaling of Assets. To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives (a) any and all rights of redemption, (b) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or “moratorium law” or other law or judicial decision exempting the Property or any part thereof, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, reinstatement or extension of time for payment, (c) any right to a marshaling of assets or a sale in inverse order of alienation, and (d) any and all rights it may have to require that the Property be sold as separate tracts or units in the event of foreclosure.

Section 3.6. Discontinuance of Proceedings. If Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Loan Documents, the Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default that may then exist or the right of Mortgagee thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

Section 3.7. Application of Proceeds. Except as otherwise provided in the Loan Documents and unless otherwise required by applicable law, the proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Property, shall be applied by Mortgagee (or the receiver, if one is appointed) in the following order or in such other order as Mortgagee shall determine in its sole discretion:

(a) to the payment of the reasonable costs and expenses of taking possession of the Property and of holding, using, leasing, repairing, improving and selling the same, including (1) receiver’s fees and expenses, (2) court costs, (3) reasonable attorneys’, accountants’, appraisers’, environmental consultants’, engineers’ and other experts’ fees and expenses, (4) costs of advertisement, (5) costs of procuring title searches, title policies and similar data and assurance with respect to title, (6) the payment of all applicable transfer taxes and mortgage recording taxes, and (7) the payment of all ground rent, real estate taxes and assessments;

(b) to the payment of all amounts, other than the unpaid principal balance of the Note and accrued but unpaid interest, which may be due under the Loan Documents;

(c) to the payment of the Indebtedness and performance of the Obligations in such manner and order of preference as Mortgagee in its sole discretion may determine; and

(d) the balance, if any, to the payment of the Persons legally entitled thereto.

If Mortgagee shall be ordered, in connection with any bankruptcy, insolvency or reorganization of Mortgagor, to restore or repay to or for the account of Mortgagor or its creditors any amount theretofore received under this Section, the amount of such restoration or repayment shall be deemed to be a part of the Indebtedness so as to place Mortgagee in the same position it would have been in had such amount never been received by Mortgagee.

Section 3.8. Occupancy After Foreclosure. The purchaser at any foreclosure sale pursuant to Section 3.1(d) shall become the legal owner of the Property. All occupants of the Property shall, at the option of such purchaser, become tenants of the purchaser at the foreclosure sale and shall deliver possession thereof immediately to the purchaser upon demand. It shall not be necessary for the purchaser at said sale to bring any action for possession of the Property other than the statutory action of forcible detainer in any court having jurisdiction over the Property.

Section 3.9. Additional Advances and Disbursements; Costs of Enforcement. If any Event of Default is continuing, Mortgagee shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor. All sums advanced and expenses incurred at any time by Mortgagee under this Section, or otherwise under this Mortgage or any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the Default Rate, and all such sums, together with interest thereon, shall constitute additions to the Indebtedness and shall be secured by this Mortgage and Mortgagor covenants and agrees to pay them to the order of Mortgagee promptly upon demand.

Section 3.10. No Mortgagee in Possession. The enforcement of any of the remedies under this Article 3, nor any other remedies or security interests afforded to Mortgagee under the Loan Documents, at law or in equity shall cause Mortgagee to be deemed or construed to be a mortgagee in possession of the Property, to obligate Mortgagee to lease the Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever.

ARTICLE 4

FURTHER ASSURANCES

Section 4.1. Further Assurances. Mortgagor shall execute and deliver to Mortgagee and/or file, in form and substance satisfactory to Mortgagee, such further statements, documents and agreements, financing statements, continuation statements, trademark registrations, and such other further assurances and instruments, and do such further acts, as Mortgagee may, from time to time, reasonably consider necessary, desirable or proper to create, perfect and preserve Mortgagee’s security interest hereunder and to carry out more effectively the purposes of this Mortgage, including revising this Mortgage into a form (including conversion into a deed of trust, deed to secure debt or other security instrument) appropriate for recordation in the appropriate land records where the Property is located, and Mortgagee may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest.

ARTICLE 5

MISCELLANEOUS

Section 5.1. Successors and Assigns. This Mortgage shall be binding upon and inure to the benefit of Mortgagee and Mortgagor and their respective successors and assigns.

Section 5.2. No Waiver. Any failure by Mortgagee to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Mortgagee shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

Section 5.3. Subrogation. To the extent proceeds of the Note have been used to extinguish, extend or renew any indebtedness against the Property, then Mortgagee shall be subrogated to all of the rights, liens and interests existing against the Property and held by the holder of such indebtedness and shall have the benefit of the priority of all of the same, and such former rights, liens and interests, if any, are not waived, but are continued in full force and effect in favor of Mortgagee.

Section 5.4. Spreader. In the event that Mortgagor shall be the owner and holder of the title to any real property not covered by this Mortgage (the “Additional Property”) while any portion of the Obligations remains unpaid or unsatisfied, the lien of this Mortgage shall automatically be spread to cover such Additional Property without any further action by Mortgagor or Mortgagee and such Additional Property shall be deemed to be included in the Property. Mortgagor agrees, at its sole cost and expense, including any reasonable attorneys’ fees and disbursements incurred by Mortgagee, to deliver any and all documents or instruments necessary to evidence that the Additional Property has been subjected to the lien of this Mortgage; provided that, notwithstanding the foregoing, Mortgagor shall execute or deliver such evidence of the inclusion of the Additional Property to the Mortgage at the earlier of (x) thirty days following the acquisition of the Additional Property or (y) one day prior to the end of the calendar quarter during which the Mortgagor acquires the Additional Property. Any failure of Mortgagor to comply with this Section 5.4 shall constitute an Event of Default.

Section 5.5. Release.

(a) Upon payment in full of the Indebtedness and performance in full of all of the outstanding Obligations, the estate hereby granted shall automatically and without the need for any further action by Mortgagor or Mortgagee cease, terminate and be void, provided that Mortgagee, at Mortgagor’s expense, shall execute such documents as may be reasonably requested by Mortgagor to evidence the release of the liens and security interests created by this Mortgage or assign this Mortgage.

(b) Upon the consummation of a Closing (as defined in the Option Agreement) with respect to all or any portion of a Homesite (as defined in the Option Agreement) and the payment of the purchase price required under the Option Agreement to Mortgagor (or Mortgagee on behalf of Mortgagor) and subsequent payment to Mortgagee pursuant to Section 4 of the Note the portion of the Principal Balance of the Note related to the Homesite (as defined in the Option Agreement) the estate hereby granted with respect to such portion of the Property with respect to such Homesite only (but, for the avoidance of doubt, not including any portion of the Property that was not subject to such Closing) shall automatically and without the need for any further action by Mortgagor or Mortgagee cease, terminate and be void, provided that Mortgagee, at Mortgagor’s expense, shall execute such documents as may be reasonably requested by Mortgagor to evidence the release of the liens and security interests created by this Mortgage or assign this Mortgage, in each case, with respect to such Property.

Section 5.6. Future Advances2. This Mortgage is granted to secure any future advances and re-advances that may subsequently be made to Mortgagor by Mortgagee, as provided for by the Loan Documents, and all other indebtedness of Mortgagor to Mortgagee now or hereafter existing, whether direct or indirect.

Section 5.7. Waiver of Jury Trial; Consent to Jurisdiction. (a) TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAW, MORTGAGOR AND, BY ITS ACCEPTANCE HEREOF, MORTGAGEE KNOWINGLY, VOLUNTARILY AND

[2]	NTD: Local Counsel to update for state requirements for securing revolvers.

INTENTIONALLY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS MORTGAGE, ANY OTHER LOAN DOCUMENT, OR ANY DEALINGS, CONDUCT, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS BY EITHER OF THEM RELATING TO THE SUBJECT MATTER OF THIS MORTGAGE. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. MORTGAGOR AND, BY ITS ACCEPTANCE HEREOF, MORTGAGEE ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS MORTGAGE. MORTGAGOR AND, BY ITS ACCEPTANCE HEREOF, MORTGAGEE FURTHER WARRANT AND REPRESENT THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS MORTGAGE, OR ANY OTHER LOAN DOCUMENTS OR AGREEMENTS RELATING TO THIS MORTGAGE. IN THE EVENT OF LITIGATION, THIS MORTGAGE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(b) MORTGAGOR AND, BY ITS ACCEPTANCE HEREOF, MORTGAGEE HEREBY CONSENT FOR THEMSELVES AND MORTGAGOR HEREBY CONSENTS IN RESPECT OF ITS PROPERTIES, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, TO THE NONEXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS IN THE STATE OF NEW YORK WITH RESPECT TO ANY PROCEEDING RELATING TO ANY MATTER, CLAIM OR DISPUTE ARISING UNDER THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. MORTGAGOR AND, BY ITS ACCEPTANCE HEREOF, MORTGAGEE FURTHER CONSENT, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE IN WHICH ANY OF THE COLLATERAL IS LOCATED IN RESPECT OF ANY PROCEEDING RELATING TO ANY MATTER, CLAIM OR DISPUTE ARISING WITH RESPECT TO SUCH COLLATERAL. MORTGAGOR AND MORTGAGEE FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY MAIL, PERSONAL SERVICE OR IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, IN CONNECTION WITH ANY OF THE AFORESAID PROCEEDINGS IN ACCORDANCE WITH THE RULES APPLICABLE TO SUCH PROCEEDINGS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, MORTGAGOR AND, BY ITS ACCEPTANCE HEREOF, MORTGAGEE HEREBY IRREVOCABLY WAIVE ANY OBJECTION THAT THEY MAY NOW HAVE OR HAVE IN THE FUTURE TO THE LAYING OF VENUE IN RESPECT OF ANY OF THE AFORESAID PROCEEDINGS BROUGHT IN THE COURTS REFERRED TO ABOVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF MORTGAGEE TO SERVE PROCESS IN ANY MANNER

PERMITTED BY LAW OR TO COMMENCE PROCEEDINGS OR OTHERWISE PROCEED AGAINST MORTGAGOR IN ANY JURISDICTION.

Section 5.8. Headings. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify, limit or define, or be used in construing, the scope, intent or text of such Articles, Sections or Subsections.

Section 5.9. Governing Law. THIS MORTGAGE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.

Section 5.10. Entire Agreement. This Mortgage and the other Loan Documents embody the entire agreement and understanding between Mortgagee and Mortgagor pertaining to the subject matter hereof and thereof and supersede all prior agreements, understandings, representations or other arrangements, whether express or implied, written or oral, between such parties relating to the subject matter hereof and thereof. This Mortgage and the other Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

Section 5.11. Severability. If any provision of this Mortgage is invalid or unenforceable, then such provision shall be given full force and effect to the fullest possible extent, and all of the remaining provisions of this Mortgage shall remain in full force and effect and shall be binding on the parties hereto.

Section 5.12. Last Dollars Secured. The parties agree that any payments or repayments of the Indebtedness shall be and be deemed to be applied first to the portion of the Indebtedness that is not secured hereby, if any, it being the parties’ intent that the portion of the Indebtedness last remaining unpaid shall be secured hereby.

Section 5.13. Multiple Exercise of Remedies. To the extent permitted by law, Mortgagor specifically consents and agrees that Mortgagee may exercise rights and remedies hereunder and under the other Loan Documents separately or concurrently and in any order that Mortgagee may deem appropriate.

Section 5.14. Rules of Construction. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require. All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Mortgage unless otherwise specified. Unless otherwise specified: (i) all meanings attributed to defined terms in this Mortgage shall be equally applicable to both the singular and plural forms of the terms so defined, (ii) “including” means “including, but not limited to” and “including, without limitation” and (iii) the words “hereof,” “herein,” “hereby,” “hereunder” and words of similar import when used in this Mortgage shall refer to this Mortgage as a whole and not to any particular provision, article, section or other subdivision of this Mortgage.

Section 5.15. Counterparts; Facsimile Signatures. This Mortgage may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Any counterpart delivered by facsimile, pdf or other electronic means shall have the same import and effect as original counterparts and shall be valid, enforceable and binding for the purposes of this Mortgage.

Mortgagor hereby acknowledges receipt of a true copy of the within Mortgage.

[Signature page follows]

Executed and delivered as of the date first hereinabove set forth.

[Property LLC], a [•] limited liability company

By:
Name:
Title:

EXHIBIT A

DESCRIPTION OF PROPERTY

SCHEDULE I

PROPERTY LLCs

1.	Millrose Properties Alabama, LLC

2.	Millrose Properties Arizona, LLC

3.	Millrose Properties Arkansas, LLC

4.	Millrose Properties California LLC

5.	Millrose Properties Colorado, LLC

6.	Millrose Properties Delaware, LLC

7.	Millrose Properties Florida, LLC

8.	Millrose Properties Florida II, LLC

9.	Millrose Properties Georgia, LLC

10.	Millrose Properties Idaho, LLC

11.	Millrose Properties Illinois, LLC

12.	Millrose Properties Indiana, LLC

13.	Millrose Properties Kansas, LLC

14.	Millrose Properties Maryland, LLC

15.	Millrose Properties Minnesota, LLC

16.	Millrose Properties Missouri, LLC

17.	Millrose Properties Nevada, LLC

18.	Millrose Properties New Jersey, LLC

19.	Millrose Properties New York, LLC

20.	Millrose Properties North Carolina, LLC

21.	Millrose Properties Oklahoma, LLC

22.	Millrose Properties Oregon, LLC

23.	Millrose Properties Pennsylvania, LLC

24.	Millrose Properties South Carolina, LLC

25.	Millrose Properties Tennessee, LLC

26.	Millrose Properties Texas, LLC

27.	Millrose Properties Utah, LLC

28.	Millrose Properties Virginia, LLC

28.	Millrose Properties Washington, LLC

29.	Millrose Properties West Virginia, LLC

30.	Millrose Properties Wisconsin, LLC

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